EXHIBIT 15

Consent of Registered Independent Public Accounting Firm

The Supervisory Board
   SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-60399, 333-65083, 333-30380, 333-41762, 333-63496, 333-63464 and 333-102564) of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung and subsidiaries (SAP AG) of our report dated March 9, 2005, except for Note 37 which is as of March 22, 2005, with respect to the consolidated balance sheets of SAP AG as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the information contained in the related financial statement schedule, which report appears in the December 31, 2004, annual report on Form 20-F of SAP AG.

/s/ KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
AKTIENGESELLSCHAFT WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT

Mannheim, Germany
March 22, 2005